                                                                    EXHIBIT 10.6



                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          AMYLIN PHARMACEUTICALS, INC.

                                       AND

                              ELI LILLY AND COMPANY

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.    PURCHASE AND SALE OF STOCK.............................................1

2.    CLOSING DATE; DELIVERY.................................................1

      2.1   Closing..........................................................1

      2.2   Delivery.........................................................1

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................2

      3.1   Organization, Good Standing and Qualification....................2

      3.2   Authorization; Due Execution.....................................2

      3.3   Capitalization...................................................2

      3.4   Valid Issuance of Stock..........................................2

      3.5   Governmental Consents............................................2

      3.6   No Conflict......................................................2

      3.7   SEC Filings......................................................3

      3.8   No Material Change...............................................3

4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.........................4

      4.1   Authorization; Due Execution.....................................4

      4.2   Purchase Entirely for Own Account................................4

      4.3   Disclosure of Information........................................4

      4.4   Investment Experience............................................4

      4.5   Accredited Investor..............................................5

      4.6   Restricted Securities............................................5

      4.7   Current Holdings.................................................5

5.    CONDITIONS OF THE INVESTOR'S OBLIGATIONS...............................5

      5.1   Representations and Warranties...................................5

      5.2   Performance......................................................6

      5.3   Compliance Certificate...........................................6

      5.4   Opinion of Counsel...............................................6

      5.5   Proceedings and Documents........................................6

      5.6   Listing..........................................................6

      5.7   No Restraints....................................................6

      5.8   No Legal Proceedings.............................................6

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
                                                                           ----
6.    CONDITIONS OF THE COMPANY'S OBLIGATIONS................................6

      6.1   Representations and Warranties...................................6

      6.2   Performance......................................................7

      6.3   Compliance Certificate...........................................7

      6.4   Payment of Purchase Price........................................7

      6.5   Proceedings and Documents........................................7

      6.6   Listing..........................................................7

      6.7   No Restraints....................................................7

      6.8   No Legal Proceedings.............................................7

7.    AGREEMENT NOT TO SELL..................................................7

      7.1   Agreement Not to Sell............................................7

8.    DEFINITIONS............................................................8

      8.1   Affiliate and Associate..........................................8

      8.2   Damages..........................................................8

      8.3   Legal Proceeding.................................................8

      8.4   Legal Requirement................................................8

      8.5   Material Adverse Effect..........................................8

9.    MISCELLANEOUS..........................................................8

      9.1   Governing Law....................................................8

      9.2   Counterparts.....................................................8

      9.3   Successors and Assigns...........................................8

      9.4   Entire Agreement.................................................9

      9.5   Severability.....................................................9

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Purchase Agreement") is made as of September 19, 2002 (the "Effective Date") by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation, having a principal place of business at 9373 Towne Center Drive, San Diego, California 92121 (the "Company"), and ELI LILLY AND COMPANY, an Indiana corporation, having a principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (the "Investor").

                                    RECITALS

      WHEREAS, the Company and the Investor have entered into that certain Collaboration Agreement of even date herewith (the "Collaboration Agreement");

      WHEREAS, in connection with, and as a condition of the Company entering into, the Collaboration Agreement, the Investor agrees to purchase from the Company 1,604,982 shares of the Company's Common Stock on the terms and subject to the conditions set forth in this Purchase Agreement; and

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

1.    PURCHASE AND SALE OF STOCK.

      Subject to the terms and conditions hereof, at the Closing (as defined below), the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, 1,604,982 shares of Common Stock of the Company (the "Stock") for the aggregate purchase price of US$30,000,000.

2.    CLOSING DATE; DELIVERY.

      2.1 CLOSING. Subject to the terms of Sections 5 and 6 of this Purchase Agreement, the closing of the sale and purchase of the Stock under this Purchase Agreement (the "Closing") shall be held at 10:00 a.m. (Pacific Time) on the fourth business day following the Effective Date at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California, or at such other time and place as the Company and the Investor may agree.

      2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Investor a stock certificate representing the Stock, registered in the name of the Investor and dated as of the Closing against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified by the Company, unless other means of payment shall have been agreed upon by the Company and the Investor.



                                       1.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby makes the following representations and warranties to the Investor as of the Effective Date:

      3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or operations.

      3.2 AUTHORIZATION; DUE EXECUTION. The Company has the requisite corporate power and authority to enter into this Purchase Agreement and to perform its obligations under the terms of this Purchase Agreement and, at the Closing, will have the requisite corporate power to sell the Stock. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Purchase Agreement has been taken. This Purchase Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Investor, this Purchase Agreement will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

      3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.001 per share, and 7,500,000 shares of Preferred Stock, par value $.001 per share, of which 2,000,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred"). As of September 17, 2002, there were 80,105,282 shares of Common Stock issued and outstanding and no shares of Series A Preferred issued and outstanding.

      3.4 VALID ISSUANCE OF STOCK. The Stock, upon the Closing, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws.

      3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Purchase Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

      3.6 NO CONFLICT. The execution, delivery and performance by the Company of this Purchase Agreement do not violate any provision of the Company's Certificate of Incorporation or Bylaws, each as amended as of the date hereof (copies of which have been filed with the Company's SEC Filings), any provision of any order, writ, judgment, injunction, decree, determination or award to which the Company is a party or by which it is bound, or, to the



                                       2.

Company's knowledge, any law, rule or regulation currently in effect having applicability to the Company.

      3.7 SEC FILINGS. The Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, registration statements and other documents required to be filed by it since January 1, 2002 (the "SEC Filings") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The SEC Filings were prepared in accordance and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such SEC Filings, including, without limitation, any financial statements, exhibits or schedules included therein or documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected, superseded or updated by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.8 NO MATERIAL CHANGE. Since the date on which the Company last filed an SEC Filing and except as described in or specifically contemplated by this Purchase Agreement, the Related Agreements and the documents referenced therein,
(i) the Company has not incurred any material liabilities or obligations or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business other than as set forth in a letter from the Company to the Investor of even date herewith; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any material outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Stock hereunder, the other securities issuable pursuant to the Related Agreements and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (v) any other event or change that would have a Material Adverse Effect.

      3.9 FINANCIAL STATEMENTS. The financial statements of the Company included in its SEC Filings correctly and fairly present the financial condition, results of operations and cash flows of the Company as of the dates and for the periods shown and covered thereby, in accordance with GAAP consistently applied, subject, in the case of interim financial statements, to normal year-end audit adjustments, and there has been no material adverse change in the Company's business, financial condition or operations since the date of the most recent such financial statements.



                                       3.

      3.10 LITIGATION. Except and to the extent disclosed in the Company's SEC Filings, there is no action, litigation or proceeding pending or threatened against or involving the Company in any court or before or by any agency or regulatory body which could result in a judgment or liability against the Company or which could adversely affect any material asset of the Company, or the income of the Company or right of the Company to carry on its businesses as now conducted or as intended to be conducted.

4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

      The Investor hereby makes the following representations and warranties to the Company as of the Effective Date:

      4.1 AUTHORIZATION; DUE EXECUTION. The Investor has the requisite corporate power and authority to enter into this Purchase Agreement and to perform its obligations under the terms of this Purchase Agreement and, at the Closing, will have the requisite corporate power to purchase the Stock. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Purchase Agreement have been taken. This Purchase Agreement has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, this Purchase Agreement will be a valid and binding agreement of the Investor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

      4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Purchase Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Purchase Agreement such Investor confirms, that the Stock to be purchased by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Purchase Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock.

      4.3 DISCLOSURE OF INFORMATION. The Investor has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Purchase Agreement and to purchase the Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock.

      4.4 INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. The Investor also represents it has not been organized solely for the purpose of acquiring the Stock.



                                       4.

      4.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

      4.6 RESTRICTED SECURITIES. The Investor understands that (a) the Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) the Stock is subject to the provisions of the Registration Rights Agreement of even date herewith; and
(c) each certificate representing the Stock will be endorsed with the following legends:

                  (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED;

                  (ii) Any legend required to be placed thereon pursuant to the Registration Rights Agreement;

                  (iii) Any legend required to be placed thereon by the Company's Bylaws or under applicable state securities laws; and

(d) the Company will instruct any transfer agent not to register the transfer of the Stock (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Purchase Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Purchase Agreement.

5.    CONDITIONS OF THE INVESTOR'S OBLIGATIONS.

      The obligations of the Investor to purchase the Stock at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the Investor:

      5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

      5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions in this Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.



                                       5.

      5.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer or a Vice President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

      5.4 OPINION OF COUNSEL. The Investor shall have received an opinion of Cooley Godward LLP, outside counsel for the Company, in form and substance satisfactory to Investor.

      5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

      5.6 LISTING. The Company shall have properly filed a Notification Form for Listing of Additional Shares with respect to the Stock and shall use diligent efforts to have such shares of Common Stock approved for listing on the Nasdaq National Market promptly following the Closing.

      5.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement (as defined below) enacted or deemed applicable to the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement that makes consummation of the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement illegal.

      5.8 NO LEGAL PROCEEDINGS. No Person (as defined below) shall have commenced or threatened to commence any Legal Proceeding (as defined below) challenging or seeking the recovery of a material amount of Damages (as defined below) in connection with the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement.

6.    CONDITIONS OF THE COMPANY'S OBLIGATIONS.

      The obligations of the Company to the Investor under this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor, any of which may be waived by the
Company:

      6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

      6.2 PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions in this Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

      6.3 COMPLIANCE CERTIFICATE. The President or other duly authorized officer of the Investor shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.



                                       6.

      6.4 PAYMENT OF PURCHASE PRICE. The Investor shall have tendered delivery of the purchase price for the Stock specified in Section 1 at the Closing.

      6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

      6.6 LISTING. The Company shall have properly filed a Notification Form for Listing of Additional Shares with respect to the Stock and shall use diligent efforts to have such shares of Common Stock approved for listing on the Nasdaq National Market promptly following the Closing.

      6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement (as defined below) enacted or deemed applicable to the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement that makes consummation of the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement illegal.

      6.8 NO LEGAL PROCEEDINGS. No Person (as defined below) shall have commenced or threatened to commence any Legal Proceeding (as defined below) challenging or seeking the recovery of a material amount of Damages (as defined below) in connection with the transactions contemplated by this Purchase Agreement or under the Collaboration Agreement.

7.    AGREEMENT NOT TO SELL.

      7.1 AGREEMENT NOT TO SELL. The Investor hereby agrees that, from the Effective Date until the earlier of (i) such time as the parties have received the final report of the results of all Amigo Trials (as defined in the Collaboration Agreement), or (ii) March 31, 2004, the Investor shall not, without the prior written consent of the Company, directly or indirectly, sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period. In order to enforce the provisions of this Section 7.1, the Company may impose stop-transfer instructions with respect to the securities held by the Investor that are subject to the foregoing restriction until the end of such period.

8.    DEFINITIONS.

      Capitalized terms not defined in this Purchase Agreement shall have the meanings given to them in the Collaboration Agreement. For purposes of this Purchase Agreement, the following terms shall have the meanings given to them below:

      8.1 AFFILIATE AND ASSOCIATE. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date; provided, however, that the limited partners of



                                       7.

a limited partnership shall not be deemed to be Associates of such limited partnership solely by virtue of their limited partnership interests.

      8.2 DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

      8.3 LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

      8.4 LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

      8.5 MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), performance or properties of the Company or any of its Subsidiaries, (ii) the Company's ability to perform its obligations under any of the Related Agreements, or (iii) the validity or enforceability of, or the Investor's rights and remedies under, this Purchase Agreement or any of the other Related Agreements.

9.    MISCELLANEOUS.

      9.1 GOVERNING LAW. This Stock Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      9.2 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      9.4 ENTIRE AGREEMENT. This Purchase Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



                                       8.

      9.5 SEVERABILITY. In case any provision of the Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                          [THE SIGNATURE PAGE FOLLOWS.]



                                       9.

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                          AMYLIN PHARMACEUTICALS, INC.

                                              /s/  JOSEPH C. COOK, JR.
                                          By:___________________________________

                                                 Joseph C. Cook, Jr.
                                          Name:_________________________________

                                                Chairman and Chief Executive
                                                Officer
                                          Title:________________________________


                                          ELI LILLY AND COMPANY

                                               /s/  AUGUST M. WATANABE
                                          By:___________________________________

                                                 August M. Watanabe
                                          Name:_________________________________

                                                 Executive Vice President
                                                 Science/Technology
                                          Title:________________________________